Exhibit 32.2

SECTION 906 CERTIFICATION

In connection with the annual report of Landmark Land Company, Inc. (the "company") on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joe V. Olree, Senior Vice President and Chief Financial Officer of the company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: March 30, 2007	/s/ Joe V. Olree
Joe V. Olree
Senior Vice President and Chief Financial Officer
Landmark Land Company, Inc.